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                                                                    EXHIBIT 21.1



                AMERICAN WASTE SERVICES, INC. AND SUBSIDIARIES

                          SUBSIDIARIES OF THE COMPANY


The following is a list of the Company's subsidiaries except for unnamed subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary

                                                   STATE OF
SUBSIDIARY NAME                                 INCORPORATION
---------------                                 -------------

American Landfill Gas Company                       Ohio
American Landfill, Inc.                             Ohio
American Waste, Inc.                                Ohio
  American Waste of Mahoning Valley, inc.           Ohio
  American Waste of Northeast Ohio, Inc.            Ohio
American Waste Management Services, Inc.            Ohio
Antech Ltd.                                         Pennsylvania
Avalon Lakes Golf, Inc.                             Ohio
  Avalon Travel, Inc.                               Ohio
  TBG, Inc.                                         Ohio
AWS Remediation, Inc.                               Pennsylvania
DartAmericA, Inc.                                   Ohio
  TRB National Systems, Inc.                        Ohio
  Dart Trucking Company, Inc.                       Ohio
     Dart Realty, Inc.                              Ohio
     Dart Services, Inc.                            Ohio
Eagle Fidelity Insurance Company                    Vermont
Earth Sciences Consultants, Inc.                    Pennsylvania
  Mullen Environmental Services, Inc.               Colorado
East Liverpool Landfill, Inc.                       Ohio
Envirco Transportation, Inc.                        Ohio
Envirco Transportation Management, Inc.             Ohio
Mahoning Landfill, Inc.                             Ohio
  SLF Development, Inc.                             Ohio

         _____________________________________________________________


Parent/subsidiary relationships are indicated by indentations. In each case, 100% of the voting securities of each of the subsidiaries is owned by the indicated parent of such subsidiary.